                                                                    EXHIBIT 23.9

                         [LETTERHEAD OF MERRILL LYNCH]





Infoseek Corporation
1399 Moffett Park Drive
Sunnyvale, California 94089

Dear Sir:

          We hereby consent to the use of our opinion letter dated June 18, 1998 to the Board of Directors of Infoseek Corporation included as Annex C to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on S-4 relating to the proposed transaction among Infoseek Corporation, Starwave Corporation and Disney Enterprises, Inc. and to the references of such opinion in such Joint Proxy Statement/Prospectus under the captions "SUMMARY - Recommendations; Fairness Opinion" and "THE MERGERS AND RELATED TRANSACTIONS - Opinion of Infoseek's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.



                                    MERRILL LYNCH, PIERCE, FENNER &
                                    SMITH INCORPORATED


                                    By:  /s/ Merrill Lynch Pierce Fenner & Smith



October 9, 1998